Exhibit 99.1

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE ACLARIS THERAPEUTICS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:19-cv-10641-LJL

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

TO:	ALL OWNERS OF THE COMMON STOCK OF ACLARIS THERAPEUTICS, INC. ("ACLARIS" OR THE "COMPANY") CURRENTLY AND AS OF JULY 29, 2021 ("APPLICABLE ACLARIS STOCKHOLDERS"):

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE LITIGATION.  PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  IF YOU ARE AN ACLARIS STOCKHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Southern District of New York (the "Court"), that a proposed settlement has been reached to settle a stockholder derivative action brought on behalf and for the benefit of Aclaris, titled In re Aclaris Therapeutics, Inc. Derivative Litigation, Lead Case No. 1:19-cv-10641-LJL ("Derivative Action"), and a factually-related document inspection demand issued on Aclaris pursuant to title 8, section 220 of the Delaware General Corporation Law Code (the "Inspection Demand").1

As explained below, a hearing will be held on November 30, 2021 at 11:00 a.m., before the Honorable Lewis J. Liman, at the U.S. District Court for the Southern District of New York, 500 Pearl Street, New York, New York 10007 (the "Settlement Hearing"), at which the Court will determine whether to approve the Settlement.  You have an opportunity to be heard at that hearing.  The Company has issued this Notice because your rights may be affected by the Settlement.

1 All capitalized terms herein have the same meanings as set forth in the Settling Parties' Stipulation and Agreement of Settlement dated July 29, 2021 (the "Stipulation"), which is available for viewing on the website of Aclaris at www. aclaristx.com.

The terms of the settlement are set forth in the Stipulation and summarized in this Notice.  If approved by the Court, the Settlement will fully resolve the Derivative Action and Inspection Demand, including the dismissal of the Derivative Action with prejudice.  For a more detailed statement of the matters involved in the Derivative Action, Inspection Demand, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected at the Clerk of Court's office, U.S. District Court for the Southern District of New York, 500 Pearl Street, New York, New York 10007.  The Stipulation is also available for viewing on the website of Aclaris at www.aclaristx.com.  For a fee, all papers filed in the Derivative Action are available at www.pacer.gov.

This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Action or Inspection Demand, but is merely to advise you of the pendency and settlement of the derivative claims.

BECAUSE THIS IS NOT A CLASS ACTION SETTLEMENT, THERE IS NO CLAIMS PROCEDURE.  This case was brought to protect the interests of Aclaris.  The Settlement will result in changes to the Company's corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.	THE DERIVATIVE ACTION AND INSPECTION DEMAND

The derivative claims arise from Plaintiffs’ allegations that the Individual Defendants allegedly breached fiduciary duties by issuing or causing the Company to issue false and misleading statements and omissions in connection with the risks, efficacy, and side effects of Aclaris' then-product, ESKATA™ for the treatment of raised seborrheic keratosis, and failing to ensure the Company maintained adequate internal controls.  The Defendants deny Plaintiffs’ allegations.

On November 15, 2019, plaintiff Allred filed a Verified Shareholder Derivative Complaint on asserted behalf of Aclaris against the Individual Defendants in the Court, asserting claims for alleged breaches of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and for violations of Section 14(a) of the Securities Exchange Act of 1934.  On November 25, 2019, plaintiff Brown filed his own Verified Shareholder Derivative Complaint asserted on behalf of Aclaris against the Individual Defendants in the Court, asserting the same claims as in plaintiff Allred's complaint.  Plaintiff Allred's action and plaintiff Brown's action (together, the "Derivative Action") were consolidated on December 12, 2019.

On January 10, 2020, the Court granted the parties' stipulation and stayed proceedings in the Derivative Action until the resolution of a motion to dismiss in a related consolidated securities class action pending in the Court, captioned Rosi v. Aclaris Therapeutics, Inc., et al., Case No. 1:19-cv-07118-LJL-JLC (S.D.N.Y.) (the "Securities Class Action").

On July 10, 2020, stockholder Celeste Piper sent the Company a document inspection demand pursuant to title 8, section 220 of the Delaware General Corporation Law Code (the "Inspection Demand").  Counsel for stockholder and counsel for the Company exchanged several communications, and, on August 31, 2020, they entered into an agreement to stay the Inspection Demand until the resolution of the motion to dismiss in the Securities Class Action.

On March 29, 2021, the motion to dismiss in the Securities Class Action was granted in part and denied in part.  On May 6, 2021, the parties in the Derivative Action stipulated to continue the stay of the Derivative Action until the resolution of a motion for summary judgment in the Securities Class Action, which defendants intended to file had the parties to the Securities Class Action not agreed to a settlement.  The Court so-ordered this stipulation on May 18, 2021.

Settlement Negotiations

After May 6, 2021, consistent with agreements and discussions between the respective Plaintiffs' counsel and counsel for the Defendants, the Plaintiffs agreed with Defendants to attend a mediation at which the parties to the Securities Class Action also participated.  The mediation was set for June 4, 2021, with experienced JAMS mediator Jed D. Melnick, Esq. (the "Mediator").

On May 13, 2021, counsel for the Settling Parties and the parties to the Securities Class Action attended a pre-mediation conference call with the Mediator.  Following the call, the Settling Parties engaged in significant efforts to try to settle the derivative claims in the best interests of the Company.

On May 22, 2021, Plaintiffs sent a settlement demand letter to Defendants, proposing a settlement framework, which included a comprehensive set of corporate governance reforms designed to remedy perceived weaknesses in the Company's internal controls.

On May 25, 2021, the Plaintiffs and the Defendants exchanged substantive mediation briefs, addressing the allegations in the Derivative Action, including arguments and defenses relating to liability and damages.

On June 4, 2021, Defendants responded to Plaintiffs' settlement demand, and provided substantive responses to Plaintiffs' proposed corporate governance reforms.

On June 4, 2021, the Settling Parties attended the full-day mediation via Zoom.  During the mediation, the Settling Parties' negotiations regarding the corporate governance reforms continued.  Late in the day on June 4, 2021, the Settling Parties, with the assistance of the Mediator, reached an agreement in principle on the substantive terms of the proposed settlement, including corporate governance reforms that Aclaris would adopt as consideration for the settlement ("Corporate Governance Reforms").

Following the Settling Parties' agreement in principle on the substantive terms of the proposed settlement, the Settling Parties separately negotiated the attorneys' fees and expenses that would be payable in recognition of the substantial benefits achieved through the settlement.  Later in the evening of June 4, 2021, the Settling Parties, with the assistance of the Mediator, reached an agreement on the attorneys' fees and expenses to be paid to counsel for Plaintiffs by the Defendants’ insurer.

On June 8, 2021, the Settling Parties executed a term sheet, which memorialized the material terms of the settlement of the Derivative Action and the Inspection Demand ("Settlement Term Sheet"), the terms of which are set forth in full in the Stipulation.

II.	PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the derivative claims have substantial merit, and Plaintiffs' entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Action or Inspection Demand.  However, Plaintiffs and Plaintiffs' Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial and possible appeals.  Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Action, as well as the difficulties and delays inherent in such litigation.  Plaintiffs' Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Derivative Action and Inspection Demand.

Based on Plaintiffs' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs' Counsel believe that the

Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Aclaris.  Based upon Plaintiffs' Counsel's evaluation, Plaintiffs have determined that the Settlement is in the best interests of Aclaris and have agreed to settle the Derivative Action and Inspection Demand upon the terms and subject to the conditions set forth in the Stipulation.

III.	DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Derivative Action and Inspection Demand.  The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Action or Inspection Demand.  Defendants have further asserted and continue to assert that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Aclaris and its stockholders.

Nonetheless, Defendants have concluded that it is desirable for the Derivative Action and Inspection Demand to be fully and finally settled in the matter and upon the terms and conditions set forth in the Stipulation.  Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this.  Defendants have, therefore, determined that it is in the best interests of Aclaris for the Derivative Action and Inspection Demand to be settled in the manner and upon the terms and conditions set forth in the Stipulation.

Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	INDEPENDENT DIRECTOR APPROVAL

The members of Aclaris' Board (defined herein), in exercising their business judgment, have unanimously approved this Settlement and each of its terms, including the Corporate Governance Reforms and the Fee and Expense Amount, as in the best interests of Aclaris and its stockholders.  The Board acknowledges and agrees that the Settlement is fair, reasonable, and adequate.

V.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on Aclaris' website at www.aclaristx.com.  The following is only a summary of its terms.

As a result of the filing, prosecution, and settlement of the Derivative Action and Inspection Demand, Aclaris shall, within ninety (90) days of entry of the Judgment, adopt resolutions and amend appropriate committee charters to ensure adherence to the Corporate Governance Reforms, which are identified in Exhibit A attached to the Stipulation, for a period of no less than three (3) years.  Aclaris and its Board acknowledge and agree that the Corporate Governance Reforms confer substantial benefits upon Aclaris and its stockholders.  Aclaris also acknowledges and agrees that the filing, pendency, and settlement of the Derivative Action and the Inspection Demand were the cause of the Company's decision to adopt, implement, and maintain the Corporate Governance Reforms.

The Reforms, which are specifically designed to address the alleged wrongdoing by improving Aclaris’ corporate governance, provide for, among other things:

●Improvements to the Executive Compliance Committee, including reporting requirements to the Audit Committee; and the requirement that the Executive Compliance

Committee, together with an independent advisor, review the effectiveness of the Company's compliance controls and implement changes as necessary;
●Training in risk assessment and compliance, including special trainings for newly onboarded individuals;
●Improvements to the Whistleblower Policy, including clear assurance to employees of Aclaris that retaliation is forbidden and subject to criminal penalties; and
●Improvements to the Research and Development Committee, including requiring oversight over the Company's research and development strategy, meeting quarterly with the head of the Company's research and development department, overseeing proper and timely disclosure of any significant issues or problems with ongoing clinical trials or other studies or analyses, and preparing an annual verbal report to the entire Board regarding ongoing clinical trials, any areas of concern regarding those clinical tries, and the strength of the Company's disclosure controls as they relate to clinical trials or other studies or analyses of drug safety and efficacy.

This Notice provides a summary of some, but not all, of the Corporate Governance Reforms that Aclaris has agreed to adopt as consideration for the Settlement.  For a list of all of the Corporate Governance Reforms, please see Exhibit A to the Stipulation, which is available for viewing at the Court or on Aclaris' website at www.aclaristx.com.

VI.	RELEASES

The Releasing Parties, including Current Aclaris Stockholders, shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons, and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Action or Inspection Demand against the Released Persons.

VII.	Plaintiffs' ATTORNEYS' FEES AND EXPENSES

After negotiating the substantive terms of the settlement, the Settling Parties discussed a fair and reasonable sum to be paid to Plaintiffs' Counsel for their attorneys' fees and expenses.  The Settling Parties engaged in an all-day, in-person formal mediation before experienced JAMS mediator Jed D. Melnick, Esq., who assisted the Settling Parties in reaching an agreement as to the amount of attorneys' fees and expenses to be paid to Plaintiffs' Counsel.  In recognition of the substantial benefits conferred upon Aclaris as a direct result of the Corporate Governance Reforms achieved through the prosecution and Settlement of the Derivative Action and Inspection Demand, and subject to Court approval, the Individual Defendants shall cause their insurer to pay Plaintiffs' Counsel the agreed-to amount of four hundred and twenty-five thousand dollars ($425,000) (the "Fee and Expense Amount").  To date, Plaintiffs' Counsel have neither received any payment for their services in prosecuting and settling the Derivative Action or Inspection Demand, nor have counsel been reimbursed for their out-of-pocket expenses incurred.  The Settling Parties believe that the sum agreed to is within the range of attorneys' fees and expenses approved by courts under similar circumstances in litigation of this type.  Aclaris stockholders are not personally liable for the payment of any award of attorneys' fees and expenses.

Plaintiffs' Counsel may apply to the Court for Service Awards of up to one thousand five hundred dollars ($1,500) for each of the Plaintiffs, only to be paid upon Court approval, and to be paid from the Fee and Expense Award in recognition of Plaintiffs' participation and effort in the prosecution of the Derivative Action and Inspection Demand.  Neither Aclaris nor any of the Individual Defendants shall be liable for any portion of any Service Awards.

VIII.	THE SETTLEMENT HEARING

The Settlement Hearing will be held on November 30, 2021, at 11:00 a.m. before the Honorable Lewis J. Liman at the U.S. District Court for the Southern District of New York, 500 Pearl Street New York, NY 10007 (the "Settlement Hearing"), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the form of the notice of the Settlement and the means of dissemination of the notice of the Settlement fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount as well as the Service Awards should be approved; and (v) such other matters as the Court may deem appropriate.

The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you.  If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or Aclaris' website at www.aclaristx.com for any change in date, time or format of the Settlement Hearing.

IX.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Current Aclaris Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the amount of attorneys' fees and reimbursement of expenses and amount of Service Awards should not be approved.  However, unless otherwise ordered by the Court, you shall only be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the amount of attorneys' fees and reimbursement of expenses to Plaintiffs' Counsel, if you have, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Court a written notice of objection containing the following information:

1.Your name, legal address, and telephone number;
2.The case name and number (Lead Case No. 1:19-cv-10641-LJL);
3.Proof, including written documentation, of being a Aclaris stockholder currently and as of July 29, 2021;
4.A statement of each objection being made;
5.The identities of any cases, by name, court, and docket number, in which you and/or your attorney has objected to a settlement in the last three years;
6.Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and
7.Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before November 16, 2021.  All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the Southern District of New York, 500 Pearl Street New York, NY 10007, and they must be served by that date on each of the following Settling Parties' counsel:

Counsel for Plaintiffs: THE ROSEN LAW FIRM, P.A. Phillip Kim 275 Madison Avenue, 40th Floor New York, NY 10016 Telephone: (212) 686-1060 Facsimile: (212) 202-3827

Counsel for Defendants:

KATTEN MUCHIN ROSENMAN LLP

Bruce G. Vanyo

Thomas Artaki

575 Madison Avenue

New York, NY 10022

Telephone: (212) 940-8800

Facsimile: (212) 940-8776

E-mail: bruce@katten.com

thomas.artaki@katten.com

MINTZ, LEVIN, COHN, FERRIS,

GLOVSKY AND POPEO, P.C.

Jason C. Vigna

666 3rd Avenue

New York, NY 10017

Telephone: (212) 935-3000

Facsimile: (212) 983-3115

E-mail: JVigna@mintz.com

E-mail: pkim@rosenlegal.com

THE BROWN LAW FIRM, P.C.

Timothy Brown

767 Third Avenue, Suite 2501

New York, NY 10017

Telephone: (516) 922-5427

Facsimile: (516) 344-6204

E-mail: tbrown@thebrownlawfirm.net

Co-Lead Counsel for Derivative Plaintiffs

ROBBINS LLP

Kevin A. Seely

5040 Shoreham Place

San Diego, CA 92122

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

E-mail: kseely@robbinsllp.com

Counsel for Stockholder Celeste Piper

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN NOVEMBER 16, 2021.  Only stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

Unless otherwise ordered by the Court, any Current Aclaris Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, or to otherwise be heard, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

X.	EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on Aclaris' website at www.aclaristx.com.  You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court Southern District of New York, 500 Pearl Street New York, NY 10007.  In addition, for a fee, you can access the Court docket in this case through the Public Access to Court Electronic Records (“PACER”) system at https://ecf.nysd.uscourts.gov.  You may also obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net; or Phillip Kim, The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, NY 10016, Telephone: (212) 686-1060, E-mail: pkim@rosenlegal.com; or Kevin A. Seely, Robbins LLP, 5040 Shoreham Place, San Diego, CA 92122, Telephone: (619) 525-3990, E-mail: kseely@robbinsllp.com.

PLEASE DO NOT CONTACT THE COURT OR ACLARIS THERAPEUTICS, INC. REGARDING THIS NOTICE.